Exhibit 10.24

OMNIBUS AMENDMENT

This Omnibus Amendment (the "Amendment") is entered into as of September 2, 2016 by and between MeeMee Media Inc., a Nevada corporation (the "Company"), and KF Business Ventures, LP, a California limited partnership (the "Holder"), with reference to the following facts:

WHEREAS, the Company executed a Secured Promissory Note dated February 3, 2014 in the principal amount One Million United States Dollars (US $1,000,000.00) in favor of the Holder, and the Company and the Holder entered into an Amendment dated October 9, 2014 to the Secured Note (the "First Amendment"), and a Second Amendment dated March 5, 2015 to the Secured Note (the "Second Amendment"), and a Third Amendment dated April 6, 2016 (the "Third Amendment") (collectively, the "Secured Note");

WHEREAS, the Company and the Holder executed a Security Agreement dated February 3, 2014, and the Company and the Holder entered into a First Amendment to Security Agreement dated April 6, 2016 (collectively, the "Security Agreement");

WHEREAS, the Company has issued the following 12,000,000 warrants to Holder: (i) the Amended and Restated Common Stock Purchase Warrant in the amount of 3,000,000 warrants dated as of February 3, 2014 (the "February 2014 Warrants"); (ii) Amended and Restated Common Stock Purchase Warrant in the amount of 5,000,000 warrants dated as of October 9, 2014 (the "October 2014 Warrants"); (iii) the Common Stock Purchase Warrant in the amount of 2,000,000 warrants dated as of March 5, 2015 (the "March 2015 Warrants"); and (iv) the Common Stock Purchase Warrant dated April 6, 2016 in the amount of 2,000,000 shares (the "April 2016 Warrants")(the February 2014 Warrants, October 2014 Warrants, March 2015 Warrants and April 2016 Warrants are collectively referred to herein as the "Warrants");

WHEREAS, on April 6, 2016, the Company entered into an additional Secured Promissory note in the principal amount of $175,000 with Holder (the "$175,000 Note"), and an additional Secured Promissory note in the principal amount of $25,000 with Holder (the "$25,000 Note");

WHEREAS, on May 6, 2016, the Company entered into an additional Secured Promissory note in the principal amount of $250,000 with Holder (the "$250,000 Note"),

WHEREAS, on September 2, 2016, the Company and Holder have entered into a $550,000 Secured Convertible Grid Promissory Note (the "$550,000 Note"), and in connection therewith, the Company issued to Holder a Common Stock Purchase Warrant in the amount of 11,000,000 shares (the "September 2016 Warrants");

WHEREAS, the Company and Holder desire to further enter into this Amendment;

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1.            Reduction of Conversion Price.  The Company and the Holder agree that the "Conversion Price" as defined in the Secured Note, the $175,000 Note, the $25,000 Note and the $250,000 Note shall be reduced to Five Cents ($0.05), subject to adjustment as provided in the Secured Note, $175,000 Note, $25,000 Note and the $250,000 Note.

2.            Reduction of Exercise Price.  The Company and the Holder agree that the "Exercise Price" as defined in the Warrants shall be reduced to Five Cents ($0.05), subject to adjustment as provided in the Warrants.

3.            Amendment of Security Agreement. The Company and the Holder agree that the definition of "Obligations" under the Security Agreement shall be deemed to include the Secured Note, the $175,000 Note, the $25,000 Note, the $250,000 Note and the $550,000 Note.

4.            Effect of Amendment.   The Secured Note, Security Agreement, Warrants, $175,000 Note, $25,000 Note, and $250,000 Note shall remain in full force and effect as amended by this Amendment, and are hereby ratified and confirmed in all respects.  All capitalized terms not otherwise defined herein shall have the meaning given to them in the Secured Note, Security Agreement, Warrants, $175,000 Note, $25,000 Note, the $250,000 Note and the $550,000 Note.

5.            Cross-Default. The default by the Company under any one or more or the Secured Note, the $175,000 Note, the $25,000 Note, the $250,000 Note and the $550,000 Note (collectively, the "Notes"), the Security Agreement, the Warrants or the September 2016 Warrants (collectively, the "Loan Documents"), shall constitute a default by the Company under each of the Loan Documents.

6.            Board Position.  Subject to the Company obtaining a policy of officers and directors liability insurance in an amount and with terms satisfactory to the Holder, at any time on or after the closing of the Agreement and Plan of Merger dated May 19, 2015, as amended (the "Merger Agreement") between the Company and All Screens Media, LLC, a Nevada limited liability company, Holder may appoint one member to the Company's Board of Directors and the Company shall ensure such appointee as appointed to the Company's Board of Directors.

7.            Financing Approval.    At any time which $1,000,000 or more in the aggregate is outstanding under the Secured Note, the $175,000 Note, the $25,000 Note, the $250,000 Note and the $550,000 Note, the Company may not issue any debt, convertible debt or equity securities to any third party, or enter into any agreement with any third party for any such issuances. without first obtaining the prior written consent of Holder; provided, however, nothing herein shall be deemed to require the approval of Holder to issue the Company securities described in the Merger Agreement.

8.            Company Representations. In order to induce Holder to enter into the $550,000 Note and make the loans contemplated thereby, the Company hereby represents and warrants to Holder as of the date hereof and each such loan, and at all times the Loan Documents, or any of them have been outstanding:

a.
The Company is, and has been, duly incorporated, validly existing and in good standing under the laws of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Company is not, and has not been, in violation or default of any of the provisions of its articles of incorporation or bylaws.

b.
The Company has, and has had, the requisite corporate power and authority to enter into and to perform its obligations and consummate the transactions contemplated by the Loan Documents, and each of them. The execution and delivery of the Loan Documents, and each of them, by the Company, the performance of its obligations and the consummation by the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company's stockholders in connection herewith or therewith.  Each of the Loan Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

c.
The Notes, Warrants and September 2016 Warrants (collectively, the "Securities"), are, and have been, duly authorized and, when issued, constitute valid and binding obligations of the Company.  The shares of common stock of the Company issuable upon conversion or exercise of the Securities, when issued in accordance with the terms of the Loan Documents, will be validly issued, fully paid and nonassessable, free all restrictions of any kind, including, without limitation, restrictions of the right of the holder to vote the shares so issued, other than restrictions on transfer pursuant to the Loan Documents and applicable securities laws and regulations. The Company has reserved from its duly authorized capital stock the maximum number of shares of common stock of the Company issuable upon conversion or exercise of the Securities.

d.	The Company does not have, and has not had, 200 or more stockholders of record.

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IN WITNESS WHEREOF, the Company and the Holder have caused this Omnibus Amendment to be executed as of the date first set forth above.

COMPANY:

MEEMEE MEDIA INC.

/s/ MARTIN DOANE
Martin J. Doane, Executive Chairman

HOLDER:

KF Business Ventures, LP
a California limited partnership

By:	Kopple Financial, Inc. a California corporation, Its General Partner

	By:	/s/ ROBERT KOPPLE
Robert C. Kopple, Its President

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